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                                                                   Exhibit 10.89


                             AMENDMENT NO. 1 TO THE
                               RESEARCH AGREEMENT

      This Amendment No. 1 to the Research Agreement (this "Amendment"), effective as of March 31, 2002 (the "Effective Date"), is made by and between Corixa Corporation, a Delaware corporation ("Corixa"), and Infectious Disease Research Institute, a Washington not-for-profit corporation ("IDRI").

                                    RECITALS

      WHEREAS, the Parties hereto have entered into that certain Research Agreement, effective as of March 26, 1999, (the "Agreement"); and

      WHEREAS, the parties desire to extend the Research Program Term and update certain provisions in the Agreement;

      NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Unless defined otherwise herein, capitalized terms used in this Amendment shall have the meanings given them in the Agreement.

2.    The Research Program Term shall be extended through March 31, 2003.

3. Section 3 shall be amended and replaced in its entirety with the following:

            The parties hereby create a Research Oversight Committee (the "Research Oversight Committee") which shall consist of four (4) members, two (2) appointed by Corixa and two (2) appointed by IDRI. Corixa's initial members of the Research Oversight Committee shall be Martin Cheever and Kenneth Grabstein. IDRI's initial members of the Research Oversight Committee shall be David Webster and Patricia Wahl. Each party may at any time upon written notice replace one or both of its appointees with members reasonably acceptable to the other party. The Research Oversight Committee shall meet on an ad hoc basis, as agreed upon by the Research Oversight Committee members, during the Research Program Term to review the progress of the Research Program and the use of the Research Funds. Within thirty (30) days following each meeting, the members of the Research Committee shall distribute to each party minutes detailing the matters reviewed at such meeting.

4. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

5. This Amendment shall be governed by and construed under the laws of the State of Washington without giving effect to the principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

         CORIXA CORPORATION                    INFECTIOUS DISEASE RESEARCH
                                               INSTITUTE

         /s/ STEVEN GILLIS                     /s/ DAVID WEBSTER
         ------------------------------        ------------------------------
         Steven Gillis, Ph.D.                  David Webster
         Chairman and CEO                      President


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